Exhibit 21

TAUBMAN CENTERS, INC.
LIST OF SUBSIDIARIES

NAME	JURISDICTION OF FORMATION	DOING BUSINESS AS
Airport Road Associates LLC	Delaware	N/A
Atlantic Pier Associates LLC	Delaware	N/A
Atlantic Pier Signage, LLC	Delaware	N/A
Beverly Associates L.P. 1	Delaware	N/A
Beverly Partners 1, Inc.	Delaware	N/A
Biltmore Holdings Associates 1 LLC	Arizona	N/A
Biltmore Holdings Associates 2 LLC	Arizona	N/A
Cherry Creek Holdings LLC	Delaware	N/A
City Creek Center Associates LLC	Delaware	City Creek Center
Dolphin Mall Associates LLC	Delaware	Dolphin Mall
El Paseo Village LLC	Delaware	El Paseo Village
Fairlane Town Center LLC	Michigan	Fairlane Town Center
Great Lakes Crossing, L.L.C.	Delaware	N/A
Green Hills Land TRG LLC	Delaware	N/A
Green Hills Mall TRG LLC	Delaware	The Mall at Green Hills
International Plaza Holding Company, LLC	Delaware	N/A
La Cienega Partners Limited Partnership	Delaware	Beverly Center
Lakeside/Novi Land Partnership LLC	Michigan	N/A
LCA Holdings, L.L.C.	Delaware	N/A
Long Island Jobs Now! LLC	New York	N/A
MacArthur Shopping Center LLC	Delaware	MacArthur Center
Mall Financing, Inc.	Michigan	N/A
Mountain Ventures Oysterbay One, LLC	Delaware	N/A
MSC-TAML Holdings LLC	Delaware	N/A
North Lake Land LLC	Delaware	N/A
Oyster Bay Associates Limited Partnership	Delaware	N/A
Oyster Bay Holdings LLC	Delaware	N/A
Partridge Creek Fashion Park LLC	Delaware	The Mall at Partridge Creek
Partridge Creek TRS LLC	Delaware	N/A
Plano Holdings LLC	Delaware	N/A
Plaza Internacional Puerto Rico LLC	Puerto Rico	N/A
Short Hills Associates L.L.C.	Delaware	The Mall at Short Hills
Short Hills Holdings LLC	Delaware	N/A
Short Hills SPE LLC	Delaware	N/A
Stony Point Associates LLC	Delaware	N/A
Stony Point Fashion Park Associates, L.L.C.	Delaware	Stony Point Fashion Park
Stony Point Land LLC	Delaware	N/A
Tampa Westshore Associates Limited Partnership	Delaware	International Plaza
Taub-Co Biltmore, Inc.	Delaware	N/A
Taub-Co C-C, LLC	Delaware	N/A
Taub-Co Fairfax, Inc.	Delaware	N/A
Taub-Co Finance II, Inc.	Michigan	N/A
Taub-Co Finance LLC	Delaware	N/A

Taub-Co Kemp, Inc.	Michigan	N/A
Taub-Co Land Holdings, Inc.	Michigan	N/A
Taub-Co Landlord LLC	Delaware	N/A
Taub-Co License LLC	Delaware	N/A
Taub-Co Management IV, Inc.	Michigan	N/A
Taub-Co Oyster Bay LLC	Delaware	N/A
Taub-Co TRS Services, Inc.	Michigan	N/A
Taubman Asia Investments Limited	Cayman Islands	N/A
Taubman Asia Limited	Cayman Islands	N/A
Taubman Asia Management II LLC	Delaware	N/A
Taubman Asia Management Limited	Cayman Islands	N/A
Taubman Auburn Hills Associates Limited Partnership	Delaware	Great Lake Crossing Outlets
Taubman Cherry Creek Shopping Center, L.L.C.	Delaware	Cherry Creek
Taubman China Holdings One LLC	Delaware	N/A
Taubman MacArthur Associates Limited Partnership	Delaware	N/A
Taubman Macau Limited	Macau	N/A
Taubman MSC LLC	Delaware	N/A
Taubman Palm Beach LLC	Delaware	N/A
Taubman Prestige Outlets of Chesterfield LLC	Delaware	N/A
Taubman Properties Asia LLC	Delaware	N/A
Taubman Regency Square Associates LLC	Delaware	N/A
Taubman San Juan CRL, LLC	Delaware	N/A
Taubman Stamford Holdings, LLC	Delaware	N/A
Taubman-Cherry Creek Limited Partnership	Colorado	Cherry Creek (west end only)
Taubman-TCBL (Hong Kong) Limited	Hong Kong	N/A
Taubman-TCBL China Holdings Limited	Cayman Islands	N/A
Taubman-TCBL Consulting Limited	Peoples Republic of China	N/A
Taubman-TCBL Xian (Hong Kong) Limited	Hong Kong	N/A
Taubman-TCBL Xian Holdings Limited	Cayman Islands	N/A
The Gardens on El Paseo LLC	Delaware	The Gardens on El Paseo
The Taubman Company Asia Limited	Cayman Islands	N/A
The Taubman Company LLC	Delaware	The Taubman Company
The Taubman Realty Group Limited Partnership	Delaware	N/A
TJ Palm Beach Associates Limited Partnership	Delaware	The Mall at Wellington Green
T-O Associates Holdings LLC	Delaware	N/A
T-O Ventures LLC	Delaware	N/A
TPA Hanam Union Square GP LLC	Delaware	N/A
TPA Hanam Union Square Holdings LP	Delaware	N/A
TRG Auburn Hills LLC	Delaware	N/A
TRG Charlotte Land LLC	Delaware	N/A
TRG Charlotte LLC	Delaware	Northlake Mall
TRG Development LLC	Delaware	N/A
TRG Forsyth LLC	Delaware	N/A
TRG IMP LLC	Delaware	N/A
TRG Net Investors LLC	Delaware	N/A
TRG Properties - Orlando, L.L.C,	Delaware	N/A
TRG Properties-Waterside L.L.C.	Delaware	N/A
TRG Regency Corporation	Delaware	N/A
TRG Regency SPE, LLC	Delaware	N/A
TRG Sarasota Company LLC	Delaware	N/A

TRG Short Hills LLC	Delaware	N/A
TRG Stamford Holdings, L.L.C.	Delaware	N/A
TRG SunValley LLC	Delaware	N/A
TRG The Pier LLC	Delaware	N/A
TRG/F-T Waterside, LLC.	Delaware	N/A
TRG-Fairfax L.L.C.	Delaware	N/A
TRG-Waikiki LLC	Delaware	N/A
Twelve Oaks Mall LLC	Michigan	Twelve Oaks Mall
Willow Bend Associates Limited Partnership	Delaware	N/A
Willow Bend Holdings 1 LLC	Delaware	N/A
Willow Bend Holdings 2 LLC	Delaware	N/A
Willow Bend Kemp Limited Partnership	Delaware	N/A
Willow Bend Realty Limited Partnership	Delaware	N/A
Willow Bend Shopping Center Limited Partnership	Delaware	The Shops at Willow Bend
Willow Bend SPE LLC	Delaware	N/A
Woodland GP, Inc.	Delaware	N/A
Woodland Holdings Investments LLC	Delaware	N/A
Woodland Investment Associates Limited Partnership	Delaware	N/A
Woodland Shopping Center Limited Partnership	Delaware	N/A